EXHIBIT 23.1

[Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our audit report dated September 7, 2007 for the financial statements for the years ended June 30, 2007 and 2006 in the Post Effective Registration Statement SB-2 Registration Statement of Paramount Gold and Silver Corp. dated October 10, 2007 as filed with the Securities and Exchange Commission.

/s/ CINNAMON JANG WILLOUGHBY & COMPANY
Chartered Accountants

Burnaby, Canada

October 17, 2007